UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 1, 2016

Core Resource Management, Inc.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

000-55010

(Commission File No.)

3131 E. Camelback Road

Suite 211

Phoenix, AZ 85016

(Address of principal executive offices and Zip Code)

(602) 314-3230

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2016, Neal Duncan, Age 48, was named Interim CFO to manage the restructuring of Company. Mr. Duncan has more than 30-years of business management experience in operations with strict fiscal controls, managing strategic planning and implementing quality management programs. Mr. Duncan has been assisting Core on a part-time basis with their bookkeeping, corporate records management and business process development. Mr. Duncan’s background and experience working with management makes him the ideal person to lead the company through the bankruptcy process.

Mr. Duncan is the founder and CEO of MyRadio, Inc. a new media and technology company providing affordable advertising to small businesses. Prior to MyRadio, Mr. Duncan has held executive positions with LifeLock, a venture capital-backed company providing identity theft prevention services; Ameritech now AT&T; DST Output, a division of Kansas City Southern Railways; The Signature Group, a captive insurance seller for Montgomery Ward Life Insurance Company, which was then sold to GE Capital; and Stokeld Health Services Corporation, a prescription fulfillment company, which was later sold to Express Scripts.

Mr. Duncan holds a Master in Business Administration degree from Northern Illinois University and a Bachelor of Arts from Western Illinois University.

Mr. Duncan has no family relationships with any other Officer of Director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 7th day of July, 2016.

CORE RESOURCE MANAGEMENT, INC.

BY:	/s/ Dennis Miller
Dennis Miller, President/CEO